Exhibit 10.2

Execution Version

FORM OF AMENDMENT NO. 1 TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 to the Investment Management Trust Agreement (this “Amendment”) is made as of March ____, 2019 by and between Bison Capital Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on July 23, 2017, the Company consummated an initial public offering (including the offering in connection with the exercise of the over-allotment option by the underwriters, the “Offering”) of units of the Company’s equity securities, each such unit comprised of one ordinary share of the Company, no par value per share (“Ordinary Share”), one right entitling the holder thereof to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination, and one-half of one warrant (“Warrant”), each whole Warrant exercisable to purchase one Ordinary Share, pursuant to the registration statements on Form S-1 (File Nos. 333-218404 and 333-218839).;

WHEREAS, the Company entered into an Underwriting Agreement with EarlyBirdCapital, Inc. (the “Underwriting Agreement”);

WHEREAS, $61,884,375 of the proceeds of the Offering and sale of the Private Units were delivered to the Trustee to be deposited and held in a segregated trust account located in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Company’s ordinary shares included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of June 19, 2017 by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, the Company has sought the approval of its Public Shareholders at a special meeting of its shareholders to: (i) extend the date before which the Company must complete a business combination from March 23, 2019 to June 24, 2019 or such earlier date as determined by the Board (the “Extension Amendment”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed a business combination from March 23, 2019 to June 24, 2019 or such earlier date as determined by the Board (the “Trust Amendment”);

WHEREAS, holders of at least majority (50%) of the then outstanding Ordinary Shares of Company attending and voting on such amendment at the relevant meeting approved the Extension Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement, as amended, to, among other things, reflect amendments to the Original Agreement, as amended, contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

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1.               Amendment of Trust Agreement

1.1	A new Section 1(k) is hereby added to the Original Agreement as follows:

“(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Shareholder Redemption Withdrawal Instruction”), the Trustee shall distribute to the Public Shareholders the amount requested by the Company to be used to redeem ordinary shares from Public Shareholders in the event that the Company’s shareholders approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association, as amended, to extend the time period in which the Company must complete its initial Business Combination or liquidate the Trust Account. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to request said funds, and the Trustee shall have no responsibility to look beyond said request.”

1.2	A new Exhibit D is hereby added to the Original Agreement as follows:

“EXHIBIT D

Bison Capital Acquisition Corp.
609-610 21st Century Tower

No. 40 Liangmaqiao Road

Chaoyang District, Beijing 100016, China

[DATE]

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor

New York, NY 10004-1561
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. Stockholder Redemption Withdrawal Instruction

Gentlemen:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Bison Capital Acquisition Corp., (the “Company”), and Continental Stock Transfer & Trust Company (“Trustee”), dated as of June 19, 2017 (as amended from time to time, “Trust Agreement”), the Company hereby requests that you deliver to the Public Shareholders $______ of the principal and interest income earned on the Property as of the date hereof to a segregated account held by you on behalf of the Beneficiaries. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their ordinary shares redeemed by the Company in connection with the stockholder vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association, as amended, to extend the time in which the Company must complete a Business Combination or liquidate the Trust Account. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to a segregated account held by you on behalf of the Beneficiaries.

Very truly yours,

BISON CAPITAL ACQUISITION CORP.

By:
Name:	James Jiayuan Tong
Title:	Chief Executive Officer and Director

cc: EarlyBirdCapital, Inc.”

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2.               Miscellaneous Provisions

2.1 Successors.  All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability.  This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

2.4. Counterparts.  This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5. Effect of Headings.  The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement.  The Original Agreement, as amended, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby cancelled and terminated.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name: Francis Wolf
Title: Vice President

[Trust Agent’s Signature Page to Amendment to Trust Agreement]

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BISON CAPITAL ACQUISITION CORP.

By:
Name:	James Jiayuan Tong
Title:	Chief Executive Officer and Director

[Company’s Signature Page to Amendment to Trust Agreement]

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Execution Version

EXHIBIT D

Bison Capital Acquisition Corp.
609-610 21st Century Tower

No. 40 Liangmaqiao Road

Chaoyang District, Beijing 100016, China

[DATE]

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor

New York, NY 10004-1561
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. Stockholder Redemption Withdrawal Instruction

Gentlemen:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Bison Capital Acquisition Corp., (the “Company”), and Continental Stock Transfer & Trust Company (“Trustee”), dated as of June 19, 2017 (as amended from time to time, “Trust Agreement”), the Company hereby requests that you deliver to the Public Shareholders $______ of the principal and interest income earned on the Property as of the date hereof to a segregated account held by you on behalf of the Beneficiaries. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their ordinary shares redeemed by the Company in connection with the stockholder vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association, as amended, to extend the time in which the Company must complete a Business Combination or liquidate the Trust Account. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to a segregated account held by you on behalf of the Beneficiaries.

 Very truly yours,

BISON CAPITAL ACQUISITION CORP.

By:
Name:	James Jiayuan Tong
Title:	Chief Executive Officer and Director

cc: EarlyBirdCapital, Inc.